Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 10, 2010 relating to the financial statements and financial statement schedule, which appear in CHS Inc.’s Annual Report on Form 10-K for the year ended August 31, 2010.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

October 14, 2011